EXHIBIT 10.3


                             CONSULTING AGREEMENT

     This CONSULTING AGREEMENT (this "Agreement") is made as of August 16th, 2004 (the "Effective Date") by and between Hometown Community Bancshares, Inc., a Georgia corporation (the "Company"), and Ted A. Murphy (the "Consultant").


                                 BACKGROUND

     The Company is in the process of organizing a new community bank to be known as Hometown Community Bank (the "Bank") in the Braselton, Georgia area. The Consultant is Vice Chairman of the Board of Directors of the Company and an organizer of the Bank. The Consultant has previously served as a Chief Executive Officer of other community banks, and the Company desires to engage the Consultant to provide consulting services regarding the organization and operation of the Bank in accordance with the terms and conditions of this Agreement, and the Consultant is willing to do so. The Company may assign this Agreement to the Bank once it has been organized.

     Each of the Company and the Consultant agree that the terms, conditions, and provisions of this Agreement are fair and reasonable and are necessary to protect the legitimate business interests of each other.

     Therefore, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Consultant agree as follows:

     1.   Consulting Services.  Subject to the terms and conditions set forth
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in this Agreement, the Company hereby agrees to engage the Consultant as an independent business consultant. The Consultant shall consult with the Chief Executive Officer and the Board of Directors with respect to the executive management of a de novo bank and the organization and operation of the Bank and such other duties as may otherwise be assigned to the Consultant by the Board of Directors from time to time for the Term (as defined in Section 2) ("Duties"). In such position, the Consultant shall perform such consulting service for the Bank diligently and to the reasonable satisfaction of the Company's Chief Executive Officer and Board of Directors, subject to the requirement that the Consultant shall be required to be on site at the Bank's offices one day per week and that the Consultant shall be available for telephone consultations during other business hours.

     2.   Term And Termination.  The term of the Consultant's engagement under
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this Agreement (the "Term") will commence on the Effective Date and continue until the second anniversary of the Effective Date. The Company may end the Term earlier under the following circumstances:

          (a)   in the event of the Consultant's death;

          (b) if the Consultant is totally disabled so that he has been unable to perform his duties and responsibilities hereunder for a period of 60 consecutive days;


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          (c)   if the Company's Board of Directors terminates this Agreement with "cause" (as defined below); or

          (d) if the Consultant materially breaches the terms of this Agreement and such breach remains uncured after reasonable written notice of and opportunity to cure such breach;

          (e) by mutual written agreement between the Executive and the Company.

     If the Company terminates this Agreement pursuant to this Section 2 prior to the stated end of the Term, the Consultant (or his representative in the event of his death) will be entitled to receive payment of all compensation described herein, except that amounts due under Section 3 will only be due through the date of termination. The provisions of Sections 5 and 6 hereof will survive any termination in accordance with their terms. As used in this Agreement, termination with "cause" means any termination evidenced by a finding adopted in good faith by the Board of Directors of the Company that the Consultant (i) willfully and continually failed to substantially perform his duties under this Agreement (other than a failure resulting from the Consultant's incapacity due to physical or mental illness) and such failure continues after written notice to the Consultant providing a reasonable description of the basis for the determination that the Consultant has failed to perform his duties, (ii) has been indicted for or has entered into a plea bargain with respect to a criminal offense other than misdemeanors not disclosable under the federal securities laws, (iii) has breached this Agreement in any material respect and such breach is not susceptible to remedy or cure or, if susceptible to remedy or cure, is not cured or remedied reasonably promptly after written notice to the Consultant providing a reasonable description of the breach, (iv) engaged in conduct to the material detriment of the Company that is dishonest, fraudulent, unlawful or grossly negligent or which is not in compliance with the Company's Code of Conduct or similar applicable set of standards of conduct and business practices set forth in writing and provided to the Consultant prior to such conduct, (v) has been found by any regulatory authority or similar authority in any jurisdiction in which the Company is conducting business or intends to submit a proposal or conduct business unsuitable or unfit to continue to perform his obligations to the Company under this Agreement, and is the subject of a written notice received by the Company from such authority of such a finding or (vi) has failed to file appropriate applications with, provide requested information to, or otherwise fails to cooperate with, any such authority.

     3.   Compensation.  During the Term, as compensation for the performance
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of the Consultant's services under this Agreement, the Company will pay the
Consultant $5,000 per month.   The Company shall grant the Consultant options
to purchase 5,000 shares of the Company's common stock. The options shall vest in two equal annual installments beginning on the first anniversary of the Effective Date, and shall have a term of 10 years. The options shall have an exercise price equal to the price at which the Company sells shares of its common stock in its initial public offering. The options shall immediately vest in full upon a Change in Control.


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     4.   Reimbursement Of Expenses.
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          (a)   The Company will reimburse the Consultant for his reasonable travel expenses if he is directed to travel to any location other than the Bank's offices as part of his duties. In addition, the Company will reimburse the Consultant for the cost of obtaining high-speed broadband internet access at his home, up to a maximum of $50 per month.

     5.   Restrictive Covenants.  In addition to any other covenants, contracts,
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or agreements to which the Consultant may be subject, during the Term and for a period of 6 months from the end thereof, (the "Restricted Period"), the Consultant will not without the written consent of the Chairman of the Board of Directors of the Company, directly or indirectly, either as an individual or as a consultant, partner, officer, director or over 5% shareholder of any Person (as defined below):

          (a) conduct or assist others in conducting any business that is in competition with the business of the Bank (the "Bank's Business") in the Bank's Market Area (as defined below);

          (b) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment (collectively referred to as "Recruiting Activity") any individual who is, or within the 6-month period immediately preceding the date of any such Recruiting Activity was, at any time, an employee of or consultant to the Bank; or

          (c) solicit or induce, attempt to induce or assist any other Person in inducing or attempting to induce, directly or indirectly, any customer of the Bank in the Market Area with respect to any business competitive with the Bank's Business.

     Consultant agrees and warrants that the scope of this covenant contained in this Section 5 is reasonable as to time, area, and persons covered and is necessary to protect the legitimate business interest of the Company. It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area, and persons to the extent that it may be so operative, and if any part of it is declared invalid, unenforceable, or void as to time, area, or persons covered, the validity and enforceability of the remainder will not be affected.

     The term "Person" as used in this Agreement means an individual, corporation, association, partnership, trust, or unincorporated organization, or any governmental or regulatory body or other entity. The term "Market Area" as used in this Agreement means an area within a 20-mile radius of the Bank's offices, it being agreed that the Bank will conduct its Business in an area that encompasses such 20-mile radius area.

     6.   Confidentiality.  The Consultant acknowledges that the trade secrets,
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plans, strategies, and technology and processes of the Company and the Bank, as they may exist from time to time, and information concerning the products, services, production, reconditioning, development, technology, and all technical information, procurement and sales activities and procedures, customer, supplier, or distributor lists, promotion and pricing techniques, and credit and financial data concerning customers, suppliers, and distributors of the Company


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are valuable, special, and unique assets of the Company and the Bank, respectively (collectively, the "Confidential Information"). In light of the competitive nature of the industry in which the business of the Company and the Bank, is conducted, the Consultant agrees to keep all of the Confidential Information confidential and not to, except as specifically authorized in writing by the Company or the Bank, as applicable, or as may be necessary or appropriate to further the best interests of the Company or the Bank, as applicable, (i) disclose any Confidential Information to any Person, other than the Company or the Bank, as applicable, or (ii) make use of any Confidential Information for his own purposes or for the benefit of any other Person other than the Company or the Bank, as applicable.

     The Consultant acknowledges and agrees that all manuals, drawings, blueprints, letters, notes, notebooks, reports, books, procedures, forms, documents, records, or paper or copies thereof pertaining to the operations or business of the Company or the Bank made or received by the Consultant or made known to him in any way in connection with his employment and any other Confidential Information are and will be the exclusive property of the Company or the Bank, as applicable. The Consultant acknowledges that all such papers and records will at all times be subject to the control of the Company or the Bank, as applicable, and the Consultant agrees to surrender the same upon request of the Company or the Bank, as applicable, and will surrender such no later than any termination of his duties hereunder.

     7.   Injunctive Relief.  Each party acknowledges that a remedy at law for
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any breach or attempted breach of this Agreement will be inadequate, agrees that each party will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach, and agrees not to use as a defense that any party has an adequate remedy at law. This Agreement shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection herewith. Such remedy shall not be exclusive and shall be in addition to any other remedies now or hereafter existing at law or in equity, by statute or otherwise. No delay or omission in exercising any right or remedy set forth in this Agreement shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

     8.   Notices.  Any notice or other communication required or permitted
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under this Agreement shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, or sent by certified, registered, or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed 5 days after the date of deposit in the United States mails, to the intended recipient in the case of the Company or the Bank, at its principal executive office, and in the case of the Consultant, at any address reflected in the shareholder, customer or employee records of the Company or the Bank. Either party may by notice given in accordance with this Section 8 to the other party designate another address or person for receipt of notices under this Agreement. All notices will be deemed to be effective upon delivery to any agent for personal delivery or upon mailing.

     9.   Miscellaneous.  This Agreement constitutes the entire agreement among
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the parties with respect to the subject matter of this Agreement, and there are no prior written or prior or contemporaneous oral understandings or agreements relative to this Agreement that are not fully expressed in this


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Agreement.  This Agreement may be amended, superseded, cancelled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay or omission on the part of either party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof. Nor shall any waiver on the part of either party of any such right, power, or privilege, nor any single or partial exercise of any such right, power, or privilege, preclude any further exercise thereof or the exercise of any other such right, power, or privilege. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

     This Agreement shall be governed by and construed in accordance with the substantive laws of the state of Georgia. The Company may assign this Agreement to the Bank or otherwise in connection with a transfer of substantially all of the assets of the Company, whether by merger or other means. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     The parties hereto expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such provision, such sections, sentences, words, clauses, or combinations thereof shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto.

     IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement on the date first above written.

HOMETOWN COMMUNITY BANCSHARES, INC.       CONSULTANT:


By:     /s/ Robert M. Martin              /s/ Ted A. Murphy
        -------------------------         ---------------------------
Name:   Robert M. Martin                  Ted A. Murphy
Title:  Secretary


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